UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Bluegreen Corporation

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4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

November 24, 2010

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Bluegreen Corporation, which will be held on December 15, 2010 at 12:00 noon, local time, at the Corporate Center, 2100 W. Cypress Creek Road, Fort Lauderdale, Florida 33309.

The accompanying Notice of Annual Meeting and Proxy Statement describe the formal business that will be transacted at the meeting and contain certain information about us and our officers and directors. Please read these materials so that you will know what we plan to do at the Annual Meeting. Also, please complete, sign and return the accompanying proxy card in the postage-paid envelope or otherwise transmit your voting instructions as described on the accompanying proxy card. This way, your shares will be voted as you direct even if you cannot attend the Annual Meeting.

On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

John M. Maloney, Jr.

President and

Chief Executive Officer

A-2

Bluegreen Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on December 15, 2010

Notice is hereby given that the Annual Meeting of Shareholders of Bluegreen Corporation (the “Company”) will be held at the Corporate Center, 2100 W. Cypress Creek Road, Fort Lauderdale, Florida 33309 on December 15, 2010 commencing at 12:00 noon, local time, for the following purposes:

1.	To elect three directors to the Company’s Board of Directors, each to serve for a term expiring at the Company’s 2011 Annual Meeting of Shareholders.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010.

3.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice of Annual Meeting.

Only shareholders of record at the close of business on November 18, 2010 are entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

Anthony M. Puleo

Secretary

November 24, 2010

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR OTHERWISE TRANSMIT YOUR VOTING INSTRUCTIONS AS DESCRIBED ON THE ENCLOSED PROXY CARD. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES.

Bluegreen Corporation

4960 Conference Way North, Suite 100,

Boca Raton, Florida 33431

PROXY STATEMENT

The Board of Directors of Bluegreen Corporation (“Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Corporate Center, 2100 W. Cypress Creek Road, Fort Lauderdale, Florida 33309 on December 15, 2010 at 12:00 noon, local time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Annual Meeting.

This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being mailed to shareholders on or about November 24, 2010.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting accompanying this Proxy Statement, including the election of three directors to the Company’s Board of Directors, the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal 2010 (sometimes referred to herein as the “independent auditor”) and any other matters which may properly be brought before the Annual Meeting. Also, after the formal meeting has adjourned, management will be available to respond to appropriate questions from shareholders.

Who is entitled to vote at the Annual Meeting?

Shareholders of record of the Company’s common stock (“Common Stock”) at the close of business on November 18, 2010 (the “Record Date”) may vote at the Annual Meeting.

What are the voting rights of the holders of Common Stock?

Each holder of record of Common Stock on the Record Date is entitled to cast one vote per share on each matter presented at the Annual Meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with BNY Mellon Shareowner Services, the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares but not the shareholder of record, and your shares are held in “street name.”

Who can attend the Annual Meeting?

All shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Shareholders who wish to attend the Annual Meeting may contact Theresa Murray at (561) 912-8011 for directions.

IF YOU ATTEND, PLEASE NOTE THAT YOU MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS A DRIVER'S LICENSE OR PASSPORT. CAMERAS, RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE ANNUAL MEETING.

SHAREHOLDERS SHOULD BRING THE ADMISSION TICKET ATTACHED TO THEIR PROXY CARD IN ORDER TO FACILITATE THEIR REGISTRATION PROCESS AT THE ANNUAL MEETING. PLEASE ALSO NOTE THAT IF YOU HOLD YOUR SHARES IN "STREET NAME" AND, THEREFORE, YOU DID NOT RECEIVE AN ADMISSION TICKET ATTACHED TO YOUR PROXY CARD, YOU WILL NEED TO BRING A COPY OF THE BROKERAGE STATEMENT REFLECTING YOUR STOCK OWNERSHIP AS OF THE RECORD DATE SO THAT YOU CAN REGISTER AT THE ANNUAL MEETING.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock as of the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. The number of shares of Common Stock outstanding and entitled to vote as of the close of business on the Record Date was 32,504,612 shares, with each share being entitled to one vote. Thus, the presence in person or by proxy of the holders of 16,252,307 shares of Common Stock will be required to establish a quorum.

What vote is required for a proposal to be approved?

For the election of directors, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

For the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010, the affirmative vote of the holders of a majority of the votes present at the meeting in person or by proxy and entitled to be cast on the proposal will be required for approval. Since abstentions are treated as votes cast on a proposal, abstentions will effectively count as votes against the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010.

Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate the votes, subject to the supervision of persons designated by the Board of Directors as inspectors.

Will my broker, bank or nominee have discretion to vote my shares if I do not provide voting instructions?

If you hold your shares in "street name" through a broker, bank or other nominee and you have not provided voting instructions to your broker, bank or nominee, then whether your broker, bank or nominee may vote your shares in its discretion depends on the proposal before the Annual Meeting. Under the rules of the New York Stock Exchange (the "NYSE"), your broker, bank or nominee may vote your shares in its discretion on "routine matters." The ratification of the appointment of the Company’s independent registered public accounting firm is a routine matter on which brokers, banks and nominees will be permitted to vote your shares if no voting instructions are furnished. The election of directors is not a routine matter and, accordingly, your broker, bank or nominee will not have discretionary voting authority with respect to this proposal if no voting instructions are furnished. This is called a “broker non-vote.” Broker non-votes will have no effect on the election of directors.

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting by completing, signing, and mailing in the enclosed proxy card or you may otherwise vote your shares in accordance with the directions set forth on the enclosed proxy card.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker, bank or nominee. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

Can I vote my shares in person at the Annual Meeting?

Yes. If you are a shareholder of record, you may vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

However, if you are a “street name” holder, you may vote your shares in person only if you obtain a signed proxy from your broker, bank or nominee giving you the right to vote the shares in person.

Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your vote by proxy or by giving instructions to your broker, bank or nominee as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What are my choices when voting?

With respect to the election of directors, you may vote for all of the nominees, or your vote may be withheld with respect to one or more of the nominees. With respect to the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010, you may vote for or against, or abstain from voting on, the proposal.

What is the Board’s recommendation?

The Board of Directors recommends a vote FOR all of the nominees for director and a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010.

What if I do not specify how I want my shares voted?

If you mail in your proxy card but do not specify on your proxy card how you want to vote your shares, the Company will vote them FOR all of the nominees for director and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010.

Can I change my vote?

Yes. A shareholder may revoke his, her or its proxy by providing written notice of revocation addressed to Anthony M. Puleo, Secretary, at the above address or in person so that it is received by 11:59 p.m., Eastern Time, on December 14, 2010. Shareholders may also submit a new valid proxy bearing a later date or transmit new voting instructions in accordance with the voting procedures described on the proxy card. The powers of the proxy holders will be suspended if you attend the Annual Meeting and vote in person, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

You may also revoke previously given voting instructions by filing with Broadridge either a written notice of revocation or a properly completed and signed proxy card bearing a later date, as long as such notice is received by Broadridge by 11:59 p.m., Eastern Time, on December 14, 2010.

How do I vote my 401(k) shares?

If you participate in the Bluegreen Corporation Retirement Savings Plan (the “Plan”), you may give voting instructions as to the number of shares of Common Stock credited to your account as of the Record Date. You may provide voting instructions via telephone or the Internet by following the directions set forth on the voting card accompanying this proxy statement. All voting instructions which are timely recived are tallied and then sent to SunTrust Bank (the “Trustee”), which votes the shares held in the Plan in accordance with the voting instructions given by Plan participants. If you do not timely submit your voting instructions, the Trustee will vote the shares equal to the shares of Common Stock credited to your account as of the Record Date according to the majority of votes in respect of shares held in the Plan which were timely received. All voting instructions will be kept confidential.

Are there any other matters to be acted upon at the Annual Meeting?

The Company does not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Pursuant to the Company’s bylaws, the Company’s business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Company’s Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Determination of Director Independence

The full Board of Directors undertook a review of each director’s independence on February 24, 2010. Based on this review, the Board affirmatively determined that Norman H. Becker, Lawrence A. Cirillo, Robert F. Dwors, Scott W. Holloway, J. Larry Rutherford and Arnold Sevell, who together comprise a majority of the members of the Board of Directors, are “independent” as such term is defined in the listing standards of the NYSE and applicable law relating to the independence of directors. In determining that Mr. Becker is independent, the Board specifically considered the fact that he serves on the Board of Directors of Benihana Inc. (“Benihana”) with Alan B. Levan and John E. Abdo, the Company’s Chairman and Vice Chairman, respectively. Messrs. Levan and Abdo serve as Chairman, Chief Executive Officer and President of BFC Financial Corporation (“BFC”) and Vice Chairman of BFC, respectively. BFC beneficially owns 50.3% of the Company’s Common Stock and holds a significant investment in Benihana.

Committees of the Board of Directors and Meeting Attendance

The Company’s Board of Directors has established Audit, Compensation, Nominating/Corporate Governance and Investment Committees. In addition, the Board of Directors may, from time to time, establish special committees to address specific, significant matters. The Board has adopted a written charter for the Audit, Compensation and Nominating/Corporate Governance Committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investors/Management” section of the Company’s website at www.bluegreencorp.com, and each is available in print, without charge, to any shareholder.

The Board met 11 times during 2009. Each of the members of the Board of Directors attended at least 75% of the meetings of the Board and committees on which he served. Eight of the Company’s ten directors attended the Company’s 2009 annual meeting of shareholders, although the Company does not have a formal policy requiring them to do so.

The Audit Committee

The Audit Committee consists of, and throughout 2009 consisted of, Norman H. Becker, Chairman, Robert F. Dwors, J. Larry Rutherford and Arnold Sevell. The Board has determined that all members of the Audit Committee are “financially literate” and “independent” within the meaning of the listing standards of the NYSE and applicable Securities and Exchange Commission (“SEC”) regulations. Mr. Becker, the chair of the Audit Committee, has been determined to be qualified as an “audit committee financial expert” within the meaning of SEC regulations, and the Board has determined that Mr. Becker has finance and accounting expertise which results in his “financial sophistication” within the meaning of the listing standards of the NYSE. The Audit Committee met eight times during 2009 and its members also held various informal conference calls and meetings as a committee. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, performance and independence of the Company’s independent auditor; and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from and meets with the Company’s internal audit group, management and independent auditor. The Committee receives information concerning internal controls over financial reporting and any deficiencies in such controls and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. A report from the Audit Committee is included at page 17.

The Compensation Committee

The Compensation Committee consists of, and throughout 2009 consisted of, Scott W. Holloway, Chairman, J. Larry Rutherford and Arnold Sevell. All of the members of the Compensation Committee were determined to be “independent” within the meaning of the listing standards of the NYSE. In addition, each Compensation Committee member is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986. The Compensation Committee met five times during 2009. The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It reviews and determines the compensation of the Chief Executive Officer and determines or makes recommendations with respect to the compensation of the Company’s other executive officers. It also administers the Company’s equity-based compensation plans.

The Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee (the “NCG Committee”) consists of, and throughout 2009 consisted of, Arnold Sevell, Chairman, Norman H. Becker and Lawrence A. Cirillo. All of the members of the NCG Committee are considered to be “independent” within the meaning of the listing standards of the NYSE. The NCG Committee met three times during 2009. The NCG Committee is responsible for assisting the Board in identifying individuals qualified to become directors, making recommendations of candidates for directorships, developing and recommending to the Board a set of corporate governance principles for the Company, overseeing the evaluation of the Board and management, overseeing the selection, composition and evaluation of Board committees and overseeing the management continuity and succession planning process.

The NCG Committee reviews, following the end of the Company’s fiscal year, the composition of the Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the NCG Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If the NCG Committee thinks it is in the Company’s best interest to nominate a new individual for director, or fill a vacancy on the Board which may exist from time to time, the NCG Committee will seek out potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought as described below. Generally, the NCG Committee will identify candidates for directorships through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the NCG Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the NCG Committee considers appropriate. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director are reviewed in the context of the current composition of the Board and the evolving needs of the Company. While the Board does not have a formal diversity policy and the NCG Committee does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Board prefers a mix of background and experience among its members. Accordingly, pursuant to the Company’s Corporate Governance Guidelines, the NCG Committee, when assessing potential new directors, seeks individuals from diverse professional backgrounds who provide a broad range of skills, experience and expertise relevant to the Company’s business. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment, and commitment to the Company’s success. The Company also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the NCG Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board. During 2009, the NCG Committee did not recommend any newly identified candidates for election to the Board.

The Investment Committee

The Investment Committee consists of, and throughout 2009 consisted of, Alan B. Levan, Chairman, John E. Abdo and J. Larry Rutherford. The Investment Committee met six timesduring 2009. The Investment Committee assists the Board in supervising and overseeing the management of the Company’s investments in capital assets. Specifically, the Investment Committee reviews and approves all real property acquisitions and authorizes new project debt subject to guidelines established by the Board. The approval of the Investment Committee is required prior to the Company’s acquisition of real estate or for project financing. The decisions of the Investment Committee are subject to ratification by the full Board of Directors.

Leadership Structure

Alan B. Levan has served as the Company’s Chairman since May 2002. John M. Maloney, Jr. has served as the Company’s Chief Executive Officer since January 2007. The Board believes that the advisability of having a separate or combined Chairman and Chief Executive Officer is dependent upon the strengths of the individuals that hold these positions and the most effective means of leveraging these strengths. At this time, given the composition of the Board and the effective interaction between Mr. Levan, as Chairman, and Mr. Maloney, as Chief Executive Officer, the Board believes that separating the Chairman and Chief Executive Officer positions provides the Company with the appropriate foundation to pursue its strategic and operational objectives, while maintaining effective oversight and objective evaluation of the Company’s performance.

Risk Oversight

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated some areas of focus to its committees and has retained areas of focus for itself. Pursuant to its charter and the rules of the NYSE, the Audit Committee is responsible for assuring that the Board is provided the information and resources to assess management’s handling of the Company’s approach to risk management. The Audit Committee also has oversight responsibility for the Company’s financial risk (such as accounting, finance, internal control and tax strategy), and the Audit Committee or the full Board receives and reviews, as appropriate, the reports of the Company’s internal auditors regarding the results of their annual Company-wide risk assessment and internal audit plan. Reports of all internal audits are provided to the Audit Committee. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies, and the Nominating/Corporate Governance Committee oversees compliance with governance-related laws and policies, including the Company’s Corporate Governance Guidelines. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. Throughout the year, senior management reports to the Board the risks that may be material to the Company, including those disclosed in the Company’s quarterly and annual reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management process and system. While the Board recognizes that the risks which the Company faces are not static and that it is not possible to mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Executive Sessions of Non-Management and Independent Directors

During 2009, the Company’s non-management directors met two times in executive session of the Board in which members of management did not participate. Arnold Sevell was the presiding director for these sessions.

Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director, or the non-management directors as a group can write to Bluegreen Corporation, Attn: Investor Relations, 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431. If the person submitting the letter is a shareholder of the Company, the letter should include a statement indicating such. Depending on the subject matter, an officer of the Company will:

•	forward the letter to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or
•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is available on the Company’s website at www.bluegreencorp.com. The Company will post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that, during the year ended December 31, 2009, all filing requirements under Section 16(a) of the Exchange Act applicable to the Company’s officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

PROPOSALS AT THE ANNUAL MEETING

1)	PROPOSAL FOR ELECTION OF DIRECTORS

Nominees for Election as Director

There are currently ten members of the Board of Directors. Prior to November 17, 2010, the Company’s bylaws provided for the directors to be classified, with respect to their terms of office, into three classes, as nearly equal in number as possible, with each director elected for a term of three years. The term of office of the directors in one of the classes expired each year, and their successors were elected at each annual meeting of shareholders for a term of three years and until their successors were duly elected. On November 17, 2010, the Board approved and adopted an amendment to the Company’s bylaws, pursuant to which each director elected or appointed to the Board on or after November 17, 2010, including each director elected at the Annual Meeting, will serve for a term expiring at the Company’s next annual meeting of shareholders. As a result, following the Company’s 2012 annual meeting of shareholders, the Board will no longer be divided into multiple classes serving staggered terms.

The Nominating/Corporate Governance Committee recommended for nomination, and the Board has nominated, Alan B. Levan, Lawrence A. Cirillo and Mark A. Nerenhausen, each of whom currently serves as a director, for re-election to the Board to serve for a term expiring at the Company’s 2011 annual meeting of shareholders.

Unless contrary instructions are received, the enclosed proxy will be voted for the election of the three nominees listed below. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NAMED NOMINEES. Messrs. Levan, Cirillo and Nerenhausen have consented to serve as directors, if elected. Although the Board does not contemplate that any of the nominees will be unavailable for election, in the event that vacancies occur unexpectedly, the enclosed proxy, unless authority has been withheld as to such nominee, will be voted for such substituted nominees, if any, as may be designated by the Board.

Information regarding the principal occupations and business experience of the nominees for director, and each director whose term will continue following the Annual Meeting, for at least the preceding five years along with any directorships of other publicly owned or registered investment companies is set forth below. The following information also includes the age of each nominee for director, and each director whose term will continue following the Annual Meeting, and, for each such individual, his specific experience, qualifications, attributes and/or skills which, in the opinion of the Board, qualifies him to serve as a director and are likely to enhance the Board’s ability to manage and direct the Company’s business and affairs.

Nominees for Election at the Annual Meeting, Each of Whom Will Serve for a Term Expiring at the 2011 Annual Meeting of Shareholders

Alan B. Levan, age 66, became a director of the Company in 2002. In May 2002, Mr. Levan was elected as the Company’s Chairman of the Board. Since 1978, Mr. Levan has served as the Chairman of the Board and Chief Executive Officer of BFC Financial Corporation or its predecessors. Mr. Levan has been the Chairman of the Board and Chief Executive Officer of BankAtlantic Bancorp, Inc. (“BBC”) since 1994, and Chairman of the Board of BankAtlantic, BBC’s bank subsidiary, since 1987. Since June 2009, Mr. Levan has also served as a director of Benihana. In addition to its ownership of approximately 52% of the Company’s Common Stock and its significant investment in Benihana, BFC also has a controlling interest in BBC. Mr. Levan also served as the Chairman of the Board and Chief Executive Officer of Woodbridge Holdings Corporation from 1985 until 2009 when it merged with BFC. The Board believes that Mr. Levan’s proven leadership and his extensive business experience gained from, among other things, his service as Chairman and Chief Executive Officer of publicly traded companies enhance the Board and contribute to the Company. The Board also believes that, as the Company’s Chairman for the previous eight years, Mr. Levan has a thorough understanding of the Company’s business, affairs and prospects, which allows him to bring insight and perspective to the Board. In addition, the Board believes that Mr. Levan successfully interacts with management, including John M. Maloney, Jr., the Company’s Chief Executive Officer and President, which provides the Company with the appropriate foundation to pursue its strategic and operational objectives.

Lawrence A. Cirillo, age 71, became a director of the Company in October 2003. Mr. Cirillo was Principal Partner and President of Atlantic Chartering, an oil tanker brokerage company, from 1979 until Atlantic Chartering merged with Seabrokers, Inc., a subsidiary of Clarkson, Ltd. Mr. Cirillo served as a Vice President of Seabrokers, Inc. until 2000. From 2000 to present, Mr. Cirillo has served as an oil tanker broker with Southport Maritime, Inc. The Board believes that it benefits from Mr. Cirillo’s experience within the sales industry and in business in general.

Mark A. Nerenhausen, age 56, became a director of the Company in October 2003. Since March 2009, Mr. Nerenhausen has served as President and Chief Executive Officer of the Dallas Performing Arts Foundation. From 1998 to February 2009, Mr. Nerenhausen served as President and Chief Executive Officer of the Broward Performing Arts Center Authority in Fort Lauderdale, Florida, the successor to the Broward Center for the Performing Arts. The Board believes that Mr. Nerenhausen’s leadership skills and business and management experience gained from his service in President and Chief Executive Officer positions, including the sales aspects of his positions, are valuable to the Board.

Directors Continuing in Office, Each of Whom Will Serve until the 2011 Annual Meeting of Shareholders

John E. Abdo, age 67, became a director of the Company in 2002. In May 2002, Mr. Abdo was elected as the Company’s Vice Chairman. Mr. Abdo has been the Vice Chairman of BBC since 1994 and a director of BankAtlantic since 1984. Since 1993, Mr. Abdo has also served as Vice Chairman of BFC. He served as Vice Chairman of Woodbridge Holdings Corporation until September 2009 when it merged with BFC. Mr. Abdo is also Vice Chairman of Benihana and President of Abdo Companies, Inc. He is also a member of the Board of Directors and the Finance Committee of the Broward Performing Arts Center Authority in Fort Lauderdale, Florida, and he is the former President and a current member of the Board of Directors, and current Chairman of the Investment Committee, of the Broward Performing Arts Foundation. The Board believes that it benefits from the contributions that Mr. Abdo makes, and the perspective that Mr. Abdo adds, to the Board, many of which are the result of his knowledge of the Company’s business and affairs based on his service as Vice Chairman for the past eight years, and his experience and knowledge regarding the real estate sector generally.

Scott W. Holloway, age 61, became a director of the Company in October 2003. Since 1986, Mr. Holloway has served as President, Chief Executive Officer and sole owner of Hampton Financial Group, Inc. (“HFG”), a company involved in real estate development, investment, management and mortgage brokerage. In 2001, HFG established iCAP Realty Advisors, LLC, a national commercial mortgage banking and investment sales company. In 2000, Mr. Holloway co-founded Holloway Technology, LLC (f/k/a Holloway Irrigation Systems, Inc.), a company that develops irrigation and growing systems for outdoor container-grown plants. In March 2005, Mr. Holloway formed US Realty Capital, LLC, a national capital advisory company. The Board believes that Mr. Holloway’s experience in investment management adds to the expertise and insight of the Board. The Board also believes that it benefits from Mr. Holloway’s knowledge of the real estate industry and the related capital and credit markets.

John Laguardia, age 71, became a director of the Company in 2000. Since August 2008, Mr. Laguardia has served as the President and Chief Executive Officer of Liberty Consulting USA, LLC, a real estate and troubled asset consulting company. From 2005 until January 2008, he served as Senior Vice President-Acquisitions of Woodbridge Holdings Corporation and, from 2004 through April 2005, he was the Chairman of the Board and Chief Executive Officer of Bowden Building Corporation. From 1999 through April 2004, he was the President, Chief Executive Officer and Chief Operating Officer of ALH II, Inc., a holding company involved in the roll-up of regional homebuilders located in the southeastern United States. From 1997 through 1999, Mr. Laguardia served as the Executive Vice President and Chief Operating Officer of Atlantic Gulf Communities Corporation, a publicly traded real estate development company. Mr. Laguardia was the President and Chief Executive Officer for American Heritage Homes from 1994 to 1997. Mr. Laguardia also serves as a director of the Schooner Point Condominium Association. The Board believes that it benefits from Mr. Laguardia’s leadership skills and knowledge of the real estate industry and the resulting insight and expertise he brings to the Board. In addition, the Board believes that, as a member of the Board for ten years, Mr. Laguardia’s understanding of the Company’s business and affairs provides valuable perspective to the Board.

Directors Continuing in Office, Each of Whom Will Serve until the 2012 Annual Meeting of Shareholders

Norman H. Becker, age 72, became a director of the Company in March 2003. Mr. Becker is currently, and has been for more than ten years, self-employed as a Certified Public Accountant. Prior thereto, Mr. Becker was a partner with Touche Ross & Co., the predecessor of Deloitte & Touche LLP, for more than ten years. Mr. Becker is also a director of Benihana and a director and an officer of Proguard Acquisition Corp. The Board believes that Mr. Becker provides valuable insight to the Board based on his business, financial and accounting expertise and that his accounting and financial knowledge make him a valuable asset to the Audit Committee.

Robert F. Dwors, age 67, became a director of the Company in October 2005. In 2006, Mr. Dwors became the Managing Partner of Cypress Equities, a commercial brokerage and real estate development company. From 1995 until 2006, Mr. Dwors served as Senior Vice President of Corporate Real Estate Services for AutoNation, Inc. The Board believes that it benefits from Mr. Dwors’ knowledge of the real estate industry and the related capital and credit markets gained from his current and past positions. In addition, Mr. Dwors provides valuable contributions to the Audit Committee as a result of his experience and knowledge with respect to financial matters gained throughout his career.

J. Larry Rutherford, age 64, became a director of the Company in 1997. Since September 1999, Mr. Rutherford has been the President and Chief Executive Officer of SouthStar Development Partners, Inc., a real estate developer. From 1990 to 1999, he served as the President and Chief Executive Officer of Atlantic Gulf Communities Corporation, a land development company. The Board believes that it benefits from Mr. Rutherford’s contributions, many of which are the result of his vast experience in the real estate industry and his understanding of the Company’s business and affairs gained from his thirteen years of service on the Board. Additionally, Mr. Rutherford’s financial knowledge makes him a valuable asset to the Audit Committee.

Arnold Sevell, age 62, became a director of the Company in 2002. For more than fifteen years, Mr. Sevell has been the President of Sevell Realty Partners, Inc., a full-service commercial real estate firm, and an affiliated company, Sevell Realty Holdings, LLC, as well as Sevell Family Holdings, LLC. Mr. Sevell also serves as a member of the Planning and Zoning Board of Boca Raton, Florida. The Board believes that Mr. Sevell provides expertise and insight to the Board as a result of his knowledge of and experience within the real estate industry and his insight into real estate markets generally.

Identification of Executive Officers and Significant Employees

The following individuals serve as executive officers of the Company:

Name	Age	Position

John M. Maloney, Jr.	49	President and Chief Executive Officer

Anthony M. Puleo	42	Senior Vice President, Chief Financial Officer and Treasurer; President, Bluegreen Treasury Services

David L. Pontius	55	Senior Vice President and Chief Strategy Officer; President, Bluegreen Management Services

David Bidgood	53	Senior Vice President; President, Bluegreen Resorts Field Sales & Marketing

Daniel C. Koscher	53	Senior Vice President; President and Chief Executive Officer of Bluegreen Communities

Susan J. Saturday	51	Senior Vice President and Chief Human Resources Officer

All executive officers serve until they resign or are replaced or removed by the Board of Directors.

The following information is provided for the executive officers:

John M. Maloney, Jr. joined the Company in 2001 as Senior Vice President of Operations and Business Development for Bluegreen Resorts. In May 2002, Mr. Maloney was named Senior Vice President of the Company and President of Bluegreen Resorts. He was appointed Executive Vice President and Chief Operating Officer in November 2005 and President and Chief Executive Officer in January 2007. Prior to joining the Company, Mr. Maloney served in various positions with ClubCorp, including Senior Vice President of Sales and Marketing for the Owners Club by ClubCorp, and held various positions with Hilton Grand Vacations Company, including the Director of Sales and Marketing for the South Florida area.

Anthony M. Puleo joined the Company in 1997 as Chief Accounting Officer. Mr. Puleo was appointed Vice President in 1998 and Senior Vice President in 2004. Mr. Puleo served as Interim Chief Financial Officer from April through August 2005. In August 2005, he was appointed Chief Financial Officer and Treasurer. In January 2010, he was appointed President of Bluegreen Treasury Services. From December 1990 through October 1997, Mr. Puleo held various positions with Ernst & Young LLP, including Senior Manager in the Assurance and Advisory Business Services group. Mr. Puleo holds a B.B.A. in Accounting and is a Certified Public Accountant.

David L. Pontius joined the Company in 2007 as Senior Vice President of the Company and President of Bluegreen Resorts. Mr. Pontius was appointed President of Bluegreen Management Services in December 2008 and Chief Strategy Officer of the Company in September 2010. From 2002 through 2007, Mr. Pontius worked at Wyndham Vacation Ownership, Inc. and its sister company RCI Global Vacation Network (RCI). From 2006 through 2007, he served as Executive Vice President, Hospitality, Strategic Planning and Chief Customer Officer at Wyndham Vacation Ownership. From 2002 through 2006, Mr. Pontius served as President and Chief Executive Officer of RCI North America. From 1996 through 2002, Mr. Pontius served in positions of increasing responsibilities at Hilton Grand Vacations where he finished as Senior Vice President of Operations. From 1992 through 1996, Mr. Pontius served as Chief Operating Officer of Vacation Internationale, one of the pioneer companies in timesharing and points-based clubs.

David Bidgood joined the Company in 1997 as Vice President for the Midwest Region and the Senior Vice President for the Midwest and Tennessee Regions with the Company acquisition of RDI Group. In December 2000, Mr. Bidgood was promoted to Senior Vice President, National Sales Director of Bluegreen Resorts. In 2007, Mr. Bidgood was promoted to Executive Vice President of National Sales and Marketing and became an officer of Bluegreen Corporation. In December 2008, Mr. Bidgood was appointed President, Bluegreen Resorts Field Sales & Marketing. Prior to joining the Company, Mr. Bidgood held a variety of positions and has been involved in all aspects of resort development.

Daniel C. Koscher joined the Company in 1986. During his tenure, he has served in various financial management positions, including Chief Accounting Officer and Vice President and Director of Planning/Budgeting. In 1996, he became Senior Vice President of the Company and President of Bluegreen Communities. In November 2005, Mr. Koscher was appointed President and Chief Executive Officer of Bluegreen Communities. Mr. Koscher holds an M.B.A. along with a B.B.A. in Accounting and is a Registered Resort Professional.

Susan J. Saturday joined the Company in 1988. During her tenure, she has held various management positions, including Assistant to the Chief Financial Officer, Divisional Controller and Director of Accounting. In 1995, she was appointed Vice President and Director of Human Resources and Administration. In 2004, Ms. Saturday was appointed Senior Vice President and Chief Human Resources Officer. From 1983 to 1988, Ms. Saturday was employed by General Electric Company in various financial management positions. Ms. Saturday holds a B.B.A. in Accounting and an M.S. in Human Resource Management.

Majority Shareholder; Related Person Transactions

On November 16, 2009, BFC purchased approximately 7.4 million shares of the Company’s Common Stock from Central Florida Investments, Inc. for an aggregate purchase price of approximately $23 million. As a result of the share purchase, BFC now owns approximately 16.9 million shares, or approximately 52%, of the Company’s issued and outstanding Common Stock. Prior to the purchase, BFC owned approximately 9.5 million shares, or approximately 29%, of the Company’s issued and outstanding Common Stock. Alan B. Levan, Chairman of the Company and Chairman, Chief Executive Officer and President of BFC, and John E. Abdo, Vice Chairman of the Company and BFC, beneficially own shares of BFC’s Class A Common Stock and Class B Common Stock representing approximately 71% of BFC’s total voting power.

During 2009 and 2008, the Company paid approximately $536,913 and $430,000, respectively, to BFC or its affiliates for various services, the majority of which related to risk management. During 2009 and 2008, the Company received approximately $50,171 and $76,000, respectively, from BFC or its affiliates in consideration for certain services provided by the Company.

During 2009, BFC assisted the Company in its efforts to explore possible alternatives to obtain liquidity in the sale or financing of the Company’s receivables. During 2009 and the nine months ended September 30, 2010, the Company reimbursed BFC approximately $3.2 million and $1.2 million, respectively, for its expenses related to these efforts. In addition, during 2009 and the nine months ended September 30, 2010, the Company paid approximately $0.6 million and $1.1 million, respectively, to a subsidiary of BFC in consideration for a variety of management advisory services performed by it on behalf of the Company.

Compensation of Executive Officers

Summary Compensation Table

The following table sets forth certain summary information concerning compensation paid or accrued by the Company during the years ended December 31, 2009 and 2008 to or on behalf of the Company’s Chief Executive Officer and each of the next two highest paid executive officers of the Company during the year ended December 31, 2009 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

John M. Maloney, Jr., President &	2009	$600,000	$1,375,000	—	—	—	—	$10,968	$1,985,968
Chief Executive Officer	2008	600,000	—	2,639,498	891,000	—	—	15,265	4,145,763

Daniel C. Koscher, Senior Vice President;	2009	$400,000	—	—	—	$700,000	—	$16,376	$1,116,376
Chief Executive Officer -	2008	400,000	50,000	—	—	—	—	22,580	472,580
Bluegreen Communities

David L. Pontius, Senior Vice President &	2009	$450,000	$150,000	—	—	$609,093	—	$12,000	$1,221,093
Chief Strategy Officer; President – Bluegreen	2008	500,000	150,000	1,310,250	364,500	503,277	—	13,500	2,841,527
Management Services

(1)

The Company has an annual incentive program, which is a cash bonus plan that includes a formula-based element pursuant to which bonuses are tied to the financial performance of the Company and its divisions and a discretionary element pursuant to which bonuses are tied to a subjective evaluation of overall performance in areas outside those that are objectively measured from financial results. The 2009 amount for Mr. Maloney and the 2008 amount for Mr. Koscher represent cash bonuses paid under the discretionary component of the Company’s annual incentive program.

Pursuant to the terms and conditions of the letter agreement between the Company and Mr. Pontius described below under “Employment Agreements,” the Company agreed to pay Mr. Pontius a signing bonus of $450,000 in connection with his hiring during April 2007. The signing bonus was payable in three equal installments. The 2009 and 2008 amounts for Mr. Pontius represent the final two $150,000 installment payments.

(2)

Pursuant to a recent SEC rule amendment, these amounts represent the aggregate grant date fair value of the restricted stock awards granted in 2008, as calculated in accordance with FASB ASC Topic 718, rather than the amount recognized for financial statement reporting purposes, as previously required. The Company did not grant any stock awards to the Named Executive Officers in 2009.

(3)

These amounts represent the aggregate grant date fair value of options to purchase shares of the Company’s Common Stock which were granted in 2008, as calculated in accordance with FASB ASC Topic 718, rather than the amount recognized for financial statement reporting purposes, as previously required. Assumptions used in the calculation of these amounts are included in Note 1 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 31, 2010.

(4)

These amounts represent cash bonuses paid under the formula-based component of the Company’s annual incentive program based on Messrs. Koscher’s and Pontius’ achievement during 2009, and Mr. Pontius’ achievement during 2008, of the applicable financial performance objectives under the program.

Employment Agreements

In May 2002, the Company entered into an employment agreement with Mr. Koscher. The employment agreement had an initial one-year term, with automatic one-year extensions unless terminated by either Mr. Koscher or the Company upon not less than 60 days notice prior to the end of the then-current term. The employment agreement provides that Mr. Koscher will receive a base salary (which was $400,000 in 2009 and is $400,000 currently), subject to annual increases at the discretion of the Compensation Committee, and certain other benefits, and that Mr. Koscher will be eligible to receive a cash bonus as determined by the Compensation Committee. In addition, if the Company terminates Mr. Koscher’s employment without cause, or if he resigns for good reason within one year after a change in control of the Company, then the Company will be obligated to pay him his base salary and benefits for 15 months as well as a lump-sum payment in an amount equal to the pro-rated portion of any bonus which he would have been entitled to receive at the time of the termination of his employment.

In connection with the hiring of Mr. Pontius in April 2007, the Company entered into a letter agreement with Mr. Pontius pursuant to which the Company agreed to pay Mr. Pontius the $450,000 signing bonus described above, a base salary (which was $450,000 in 2009 and is $475,000 currently), subject to annual increases at the discretion of the Compensation Committee, and certain other benefits. The letter agreement also provides for Mr. Pontius to be eligible to receive a bonus of between 100% to 150% of his base salary based upon the achievement of targeted financial performance objectives. In addition, in the event of the Company’s termination of Mr. Pontius’ employment without cause, Mr. Pontius will receive a severance payment in an amount equal to his then-current annual base salary plus a pro-rated bonus payment based on performance.

Additional information regarding Mr. Koscher’s employment agreement and Mr. Pontius’ letter agreement is set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table sets forth certain information regarding equity-based awards held by the Named Executive Officers as of December 31, 2009.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested
Name	Exercisable		Unexercisable
John M. Maloney, Jr.	20,000	(1)	—		$2.29	5/24/2011	—	—		—	—
	100,000	(2)	—		$5.84	10/9/2013	—	—		—	—
	—		65,000	(3)	$18.36	7/20/2015	—	—		—	—
	—		45,000	(4)	$12.07	7/19/2016	—	—		—	—
	—		—		—	—	37,848	$91,592	(6)	—	—
	—		—		—	—	77,336	$187,153	(7)	—	—
	—		—		—	—	275,000	$665,500	(8)	—	—
	—		275,000	(8)	$7.50	5/21/2015	—	—		—	—

Daniel C. Koscher	89,224	(5)	—		$3.48	2/19/2013	—	—		—	—
	—		56,000	(3)	$18.36	7/20/2015	—	—		—	—
	—		45,000	(4)	$12.07	7/19/2016	—	—		—	—
	—		—		—	—	21,556	$52,166	(6)	—	—

David L. Pontius	—		—		—	—	24,779	$59,965	(7)	—	—
	—		—		—	—	112,500	$272,250	(8)	—	—
	—		112,500	(8)	$7.50	5/21/2015	—	—		—	—

(1)	Vested ratably over a five-year period ended May 24, 2006.

(2)	Vested on October 9, 2008.

(3)	Vested on July 20, 2010. These options are listed as “Unexercisable” because, while currently vested, they were not vested at December 31, 2009.

(4)	Vests on July 19, 2011.

(5)	Vested on February 19, 2008.

(6)	Vests on July 18, 2012.

(7)	Vests on February 13, 2013.

(8)

Scheduled to vest on May 21, 2013. However, in the event of a change-in-control of the Company at a price of at least $12.50 per share of the Company’s Common Stock, a percentage (of up to 100%) of the options and restricted shares will vest depending on both the date of the change-in-control and the actual price for a share of Common Stock in the transaction which results in the change-in-control.

Potential Payments Upon Termination or Change in Control

The following table sets forth certain information with respect to compensation that would become payable if the Named Executive Officers had ceased employment under the various circumstances below. The amounts shown assume that such cessation of employment was effective as of December 31, 2009. The actual amounts which may be paid can only be determined at the time of such executive’s separation from the Company.

					Before Change in Control	Within One Year After Change in Control
Name	Benefit	Retirement	Disability	Death	Termination without Cause	Resignation for Good Reason	Termination without Cause

John M. Maloney, Jr.	—	—	—	—	—	—	—

Daniel C. Koscher (1)	Base Salary	—	$400,000	$—	$500,000	$500,000	$500,000
	Bonus	—	700,000	700,000	700,000	700,000	700,000
	Benefits	—	12,000	—	15,000	15,000	15,000

David L. Pontius (2)	Base Salary	—	—	—	$450,000	—	—
	Bonus	—	—	—	609,093	—	—

(1)

Under Mr. Koscher’s employment agreement, if the Company terminates Mr. Koscher without cause, or if he resigns for good reason within one year after a change in control of the Company, then the Company will be obligated to pay him his base salary and benefits for 15 months as well as a lump-sum payment in an amount equal to the pro-rated portion of any bonus which he would have been entitled to receive at the time of the termination of his employment.. Under the employment agreement, termination of Mr. Koscher’s employment without cause will be deemed to occur upon, among other things, a determination by the Company not to renew the agreement upon expiration of the then-current term, a significant decrease of Mr. Koscher’s position, duties or responsibilities, the Company’s failure to obtain the assumption of the agreement by any successor to the Company’s business, the sale of all or substantially all of the Company’s business or assets, or the Company’s liquidation. In the event Mr. Koscher becomes disabled, his employment will terminate and he will be entitled to receive his base salary and benefits for 12 months as well as a lump-sum payment in an amount equal to the pro-rated portion of any bonus which he would have been entitled to receive at the time of the termination of his employment . In the event of Mr. Koscher’s death, his estate will be entitled to receive a lump-sum payment in an amount equal to the pro-rated portion of any bonus which Mr. Koscher was entitled to receive at the time of his death.

(2)

Under the letter agreement between the Company and Mr. Pontius, if the Company terminates Mr. Pontius without cause, then the Company will be obligated to pay him his then-current base salary for 12 months plus a lump-sum pro-rated bonus payment based on performance. Under the terms and conditions of the letter agreement, Mr. Pontius is eligible to receive a bonus of between 100% to 150% of his base salary based upon the achievement of targeted financial performance objectives.

Compensation of Directors

The Company’s current compensation policy for non-employee directors has been in effect since July 1, 2005, and is designed to achieve the following goals: (i) compensation should fairly pay directors for work required by a company of similar size and scope to the Company; (ii) compensation should align directors’ interests with the long-term interests of the Company’s shareholders; and (iii) the structure of the compensation should be simple, transparent and easy for shareholders to understand.

During 2009, each non-employee director, other than Messrs. Levan and Abdo, received $100,000 for his service on the Board of Directors, of which no more than $50,000 was payable in cash. The non-cash portion of each non-employee director’s compensation was paid, at the director’s election, in restricted stock or stock options granted under the Company’s 2008 Stock Incentive Plan. Restricted stock vests monthly over the 12-month service period, or earlier upon a change-in-control of the Company. Stock options are fully vested on the date of grant, have a ten-year term and have an exercise price equal to the closing market price of a share of the Company’s Common Stock on the NYSE on the date of grant. During 2009, each of Messrs. Levan and Abdo earned $100 for his service on the Board of Directors. Mr. Abdo also received $6,433 of benefits, which is included in the “All Other Compensation” column of the “Director Compensation Table - 2009” below.

During 2009, the Company also compensated its directors for their services on the committees of the Board of Directors as follows. Members of the Audit Committee, other than its Chairman, received $10,000 in cash. The Chairman of the Audit Committee received $15,000 in cash for his service. The Chairmen of the Nominating/Corporate Governance Committee and the Compensation Committee each received an annual cash amount of $3,500 for his service. Other members of the Nominating/Corporate Governance Committee and the Compensation Committee did not receive additional compensation for their service on those committees. Mr. Rutherford received $15,000 during 2009 for his service on the Investment Committee. No director receives additional compensation for attendance at Board of Directors’ meetings or meetings of committees on which he serves.

Director Compensation Table - 2009

The following table sets forth certain information regarding the compensation paid to the Company’s non-employee directors for their service during the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alan B. Levan	$100	$—	$—	$—	$—	$—	$100
John E. Abdo	$100	$—	$—	—	—	$6,433	$6,533
Norman H. Becker	$65,000	$50,000	$—	—	—	—	$115,000
Lawrence A. Cirillo	$50,000	$—	$50,000	—	—	—	$100,000
Robert F. Dwors	$60,000	$50,000	$—	—	—	—	$110,000
Scott W. Holloway	$36,000	$—	$67,500	—	—	—	$103,500
John Laguardia	$50,000	$—	$50,000	—	—	—	$100,000
Mark A. Nerenhausen	$45,000	$55,000	$—	—	—	—	$100,000
J. Larry Rutherford	$25,000	$100,000	$—	—	—	—	$125,000
Arnold Sevell	$60,000	$—	$53,500	—	—	—	$113,500

(1)	These amounts represent the aggregate grant date fair value of the restricted stock awards granted in 2009, as calculated in accordance with FASB ASC Topic 718.

(2)

These amounts represent the aggregate grant date fair value of options to purchase shares of the Company’s Common Stock which were granted in 2009, as calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 1 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 31, 2010.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of the Company’s other filings under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee’s charter sets forth the Audit Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of the Company’s Board of Directors and shareholders. The Audit Committee’s meetings are designed, among other things, to facilitate and encourage communication among the Audit Committee and the Company’s management, internal auditors and independent auditors. During 2009, the Audit Committee discussed with the Company’s internal auditors and Ernst & Young LLP, the Company’s independent auditors for fiscal 2009 (“E&Y”), the overall scope and plans for their respective audits and met with the internal auditors and E&Y, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and compliance matters. On May 19, 2010, the Audit Committee approved the continued engagement of E&Y as the Company’s independent auditor for 2010.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2009 with management and E&Y.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, the Company’s financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America, and discuss with the Audit Committee their independence and any other matters that they are required to discuss with the Audit Committee or that they believe should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and E&Y.

The Audit Committee also discussed with E&Y matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

E&Y also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with E&Y its independence from the Company. When considering E&Y’s independence, the Audit Committee considered whether E&Y’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the amount of fees paid to E&Y for audit and non-audit services.

Based on these reviews, meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Submitted by the Members of the Audit Committee:

Norman H. Becker, Chairman

Robert F. Dwors

J. Larry Rutherford

Arnold Sevell

Fees to Independent Registered Public Accounting Firm for Fiscal 2009 and 2008

The following table presents fees billed for professional services rendered by E&Y for the audit of the Company’s annual financial statements and fees billed for audit-related services, tax services and all other services rendered by E&Y for those years.

	Year Ended December 31,
	2009	2008

Audit Fees (1)	$1,876,279	$1,687,901
Audit-related fees (2)	172,703	236,074
Tax fees (3)	50,150	307,846
Other (4)	1,995	2,500

(1)

The 2009 and 2008 fees relate to the audit of the Company’s consolidated financial statements, assessments of the Company’s internal control over financial reporting, quarterly reviews of the Company’s interim financial statements and accounting consultations on matters addressed during the audit or interim reviews. Approximately $48,650 of the 2009 fees related to the inclusion of the Company’s audited financial statements in certain of Woodbridge Holdings Corporation’s and BFC’s filings with the SEC. These fees were subsequently reimbursed to the Company by Woodbridge Holdings Corporation or BFC, as applicable.

(2)

The 2009 and 2008 fees include approximately $65,280 and $63,300, respectively, for the financial statement audit of one of the Company’s subsidiaries. The balance of the 2009 and 2008 fees relate primarily to the audit of the Bluegreen Corporation Retirement Savings Plan and agreed-upon procedures during 2009 and 2008 related to term securitizations.

(3)

The 2009 and 2008 fees include fees for reviewing the Company’s federal income tax returns and certain of its state income tax returns. The 2008 fees also include fees related to E&Y’s performance of tax due-diligence in connection with a potential acquisition which was not consummated.

(4)	The 2009 and 2008 fees represent the cost of an online accounting research subscription.

All audit-related services, tax services and other services during 2009 were pre-approved by the Audit Committee, which concluded that the provision of such services by E&Y was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. Under its charter, the Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent auditor and shall not engage the independent auditor to perform any non-audit services prohibited by law or regulation. Each year, the independent auditor's retention to audit the Company’s financial statements, including the associated fee arrangement, is approved by the Audit Committee before any audit work for that year is commenced. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditor, and management may present additional services for specific pre-approval. The Audit Committee has delegated to its Chairman the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman of the Audit Committee so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting and obtain ratification of such approval by the entire Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders and Security Ownership of Management

The following table sets forth, as of November 18, 2010, certain information as to persons owning in excess of 5% of the outstanding shares of the Company’s Common Stock. In addition, the following table includes the outstanding securities beneficially owned by (i) the Company’s directors as of November 18, 2010, (ii) each of the Named Executive Officers and (iii) the Company’s directors and executive officers as of November 18, 2010 as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of the Company’s Common Stock as of November 18, 2010. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and the Company pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Common Stock: (i) over which he or she has or shares, directly or indirectly, voting or investment power; or (ii) of which he or she has the right to acquire beneficial ownership at any time within 60 days after November 18, 2010. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

Name	Common Stock (3)	Options Exercisable Within 60 Days	Total Shares Beneficially Owned	Percent of Shares Outstanding (1)

BFC Financial Corporation (2)	16,922,953	—	16,922,953	50.3%
Woodbridge Holdings, LLC 2100 W. Cypress Creek Road
Ft. Lauderdale, FL 33309
John E. Abdo (4)	16,922,953	50,000	16,972,953	50.5%
Norman H. Becker	34,940	16,010	50,950	*
Lawrence A. Cirillo	100	77,712	77,812	*
Robert F. Dwors	30,566	13,535	44,101	*
Scott W. Holloway	9,531	70,287	79,818	*
Daniel C. Koscher	32,950	145,224	178,174	*
John Laguardia	—	78,213	78,213	*
Alan B. Levan (4)	16,923,053	50,000	16,973,053	50.5%
John M. Maloney, Jr.	7,594	185,000	192,594	*
Mark A. Nerenhausen	32,384	24,499	56,883	*
David L. Pontius	—	—	—	*
J. Larry Rutherford	53,122	16,010	69,132	*
Arnold Sevell	1,000	81,748	82,748	*
All directors and executive officers as a group (16 persons)	17,134,145	1,122,238	18,256,383	54.3%
Dimensional Fund Advisors Inc. (5)	2,967,666	—	2,967,666	8.0%
1299 Ocean Avenue, Santa Monica, CA 90401
Bay Harbour Management, L.C. (6)	2,744,183	—	2,744,183	8.2%
375 Park Avenue, 20th Floor New York, NY 10152

*	Less than 1%.

(1)	Includes restricted shares that had not vested as of November 18, 2010.

(2)

In accordance with the rules of the SEC, the denominator used to calculate the percent of shares outstanding includes shares which may be acquired by the applicable individual, company or group upon the exercise of stock options that are exercisable within 60 days, plus 32,504,612 shares outstanding on November 18, 2010.

(3)

BFC may be deemed to beneficially own the 16,922,953 shares, which are held directly by its wholly-owned subsidiary. Messrs. Levan and Abdo may be deemed to control BFC, and therefore the shares beneficially owned by BFC may also be deemed to be beneficially owned by Messrs. Levan and Abdo.

(4)	Includes shares held in the Company’s 401(k) retirement savings plan for employees of the Company.

(5)

Includes the 16,922,953 shares held by BFC, indirectly through its wholly-owned subsidiary (as reported in a Form 4 filed with the SEC on November 17, 2009 for Messrs. Abdo and Levan), which may be deemed to be beneficially owned by both Messrs. Levan and Abdo by virtue of their control positions in BFC.

(6)

As reported in a Schedule 13G/A filed with the SEC on February 8, 2010, Dimensional Fund Advisors Inc. may be deemed to be the beneficial owner of 2,967,666 shares owned by certain investment companies, trusts and accounts. However, in such filing, Dimensional Fund Advisors Inc. disclaims beneficial ownership of the shares.

(7)

As reported in a Schedule 13G filed with the SEC on February 16, 2010, Bay Harbour Management, L.C. may be deemed to be the beneficial owner of 2,744,183 shares owned by certain investment companies, trusts and accounts. However, in such filing, Bay Harbour Management, L.C. disclaims beneficial ownership of the shares.

2)	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has selected E&Y as the Company’s independent registered public accounting firm for fiscal 2010. E&Y, a firm of registered public accountants, and its predecessor, Arthur Young & Co., has served as the Company’s independent registered public accounting firm since 1984. E&Y will examine and report to shareholders on the consolidated financial statements of the Company and its subsidiaries.

Representatives of E&Y will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to questions. You can find information on the pre-approval of independent auditor fees as well as E&Y’s 2009 and 2008 fees beginning on page 18.

The Board of Directors considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of E&Y for ratification by the Company’s shareholders as a matter of good corporate practice. If the appointment of E&Y is not ratified, then the Company will review its future selection of an independent registered public accounting firm in light of that vote result.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Annual Meeting, which may be brought before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING

TO BE HELD ON DECEMBER 15, 2010

This Proxy Statement (including a form of the accompanying proxy card) and the Company’s Annual Report to Shareholders for the year ended December 31, 2009 are available at www.proxyvote.com.

ADDITIONAL INFORMATION

“Householding” of Proxy Material. The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company’s transfer agent, BNY Mellon Shareowner Services, that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or BNY Mellon Shareowner Services if you hold registered shares. You can notify BNY Mellon Shareowner Services by sending a written request to BNY Mellon Shareowner Services, 300 Galleria Parkway NW, Suite 1020, Atlanta, GA, 30339, attention Judy Hsu.

Shareholder Proposals for the 2011 Annual Meeting of Shareholders. Proposals of the Company’s shareholders intended to be presented at the Company’s 2011 annual meeting of shareholders must be received by the Company not later than July 27, 2011 (or such earlier date as specified in a report filed by the Company under the Exchange Act) to be considered for inclusion in the Company’s proxy materials relating to the 2011 annual meeting of shareholders and on or before October 10, 2011 (or such earlier date as specified in a report filed by the Company under the Exchange Act) for matters to be considered timely such that, pursuant to Rule 14a-4 under the Exchange Act, the Company may not exercise its discretionary authority to vote on such matters at that meeting. Any such proposals should be sent to the Company at its principal office and addressed to Anthony M. Puleo, Secretary. Other requirements for inclusion are set forth in the SEC’s rules and regulations promulgated under the Exchange Act.

Proxy Solicitation Costs. All costs of solicitation will be borne by the Company. The solicitation is to be principally conducted by mail and may be supplemented by telephone and personal contacts by the Company’s directors, executive officers and regular employees, without additional remuneration. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to the beneficial owners of shares held of record. The Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

BY ORDER OF THE BOARD OF DIRECTORS

Anthony M. Puleo

Secretary

November 24, 2010

Appendix A

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Bluegreen Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

The undersigned hereby appoints Anthony M. Puleo and Raymond S. Lopez, and each of them acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Common Stock of Bluegreen Corporation held of record by the undersigned on November 18, 2010 at the Annual Meeting of Shareholders to be held on December 15, 2010 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

BLUEGREEN CORPORATION

DECEMBER 15, 2010

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of three directors, each for a term expiring at the Company’s 2011 Annual Meeting of Shareholders.

NOMINEES:

Alan B. Levan

Lawrence A. Cirillo

Mark A. Nerenhausen

☐     FOR ALL NOMINEES

☐     WITHHOLD AUTHORITY

FOR ALL NOMINEES

☐     FOR ALL EXCEPT

(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee's name(s) below.

____________________________

____________________________

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.   ☐

2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

☐     FOR

☐     AGAINST

☐     ABSTAIN

3. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder________________ Date:_______ Signature of Shareholder ________________ Date: _______

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.